Exhibit 5.1

[WHITE & CASE LLP LETTERHEAD]

May 17, 2016

Kansas City Southern

427 West 12th Street

Kansas City, Missouri 64105

Re:	$244,820,000 Floating Rate Senior Notes due 2016
$257,346,000 2.35% Senior Notes due 2020
$199,224,000 3.85% Senior Notes due 2023
$439,123,000 3.00% Senior Notes due 2023
$448,651,000 4.30% Senior Notes due 2043
$499,165,000 4.95% Senior Notes due 2045

Ladies and Gentlemen:

We have acted as counsel to Kansas City Southern, a Delaware corporation (the “Issuer”), in connection with the preparation and filing by the Issuer of a registration statement (the “Registration Statement”) on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), and any amendments thereto for the registration under the Securities Act of the following:

(i) $244,820,000 in aggregate principal amount of the Issuer’s Floating Rate Senior Notes due October 28, 2016 (the “2016 Exchange Notes”), to be offered in exchange (the “2016 Notes Exchange Offer”) for $244,820,000 in aggregate principal amount of the Issuer’s outstanding unregistered Floating Rate Senior Notes due October 28, 2016 (the “Outstanding 2016 Notes”);

(ii) $257,346,000 in aggregate principal amount of the Issuer’s 2.35% Senior Notes due May 15, 2020 (the “2020 Exchange Notes”), to be offered in exchange (the “2020 Notes Exchange Offer”) for $257,346,000 in aggregate principal amount of the Issuer’s outstanding unregistered 2.35% Senior Notes due May 15, 2020 (the “Outstanding 2020 Notes”);

(iii) $199,224,000 in aggregate principal amount of the Issuer’s 3.85% Senior Notes due November 15, 2023 (the “3.85% 2023 Exchange Notes”), to be offered in exchange (the “3.85% 2023 Notes Exchange Offer”) for $199,224,000 in aggregate principal amount of the Issuer’s outstanding unregistered 3.85% Senior Notes due November 15, 2023 (the “Outstanding 3.85% 2023 Notes”);

(iv) $439,123,000 in aggregate principal amount of the Issuer’s 3.00% Senior Notes due May 15, 2023 (the “3.00% 2023 Exchange Notes”), to be offered in exchange (the “3.00% 2023 Notes Exchange Offer”) for $439,123,000 in aggregate principal amount of the Issuer’s outstanding unregistered 3.00% Senior Notes due May 15, 2023 (the “Outstanding 3.00% 2023 Notes”);

(v) $448,651,000 in aggregate principal amount of the Issuer’s 4.30% Senior Notes due May 15, 2043 (the “2043 Exchange Notes”), to be offered in exchange (the “2043 Notes Exchange Offer”) for $448,651,000 in aggregate principal amount of the Issuer’s outstanding unregistered 4.30% Senior Notes due May 15, 2043 (the “Outstanding 2043 Notes”); and

(vi) $499,165,000 in aggregate principal amount of the Issuer’s 4.95% Senior Notes due August 15, 2045 (the “2045 Exchange Notes” and, together with the 2016 Exchange Notes, the 2020 Exchange Notes, the 3.85% 2023 Exchange Notes, the 3.00% 2023 Exchange Notes and the 2043 Exchange Notes, the “Exchange Notes”), to be offered in exchange (the “2045 Notes Exchange Offer”) for $499,165,000 in aggregate principal amount of the Issuer’s outstanding unregistered 4.95% Senior Notes due August 15, 2045 (the “Outstanding 2045 Notes” and, together with the Outstanding 2016 Notes, the Outstanding 2020 Notes, the Outstanding 3.85% 2023 Notes, the Outstanding 3.00% 2023 Notes and the Outstanding 2043 Notes, the “Outstanding Notes”).

The Outstanding 2016 Notes have been, and the 2016 Exchange Notes will be, issued under a Base Indenture, dated as of December 9, 2015 (the “Base Indenture”), among the Issuer, each of the subsidiaries of the Issuer listed on Schedule I hereto (the “Delaware Guarantors”), each of the subsidiaries of the Issuer listed on Schedule II hereto (the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”) and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “2016 Notes Indenture”), dated as of December 9, 2015, among the Issuer, the Guarantors and the Trustee.

The Outstanding 2020 Notes have been, and the 2020 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2020 Notes Indenture”), dated as of December 9, 2015, among the Issuer, the Guarantors and the Trustee.

The Outstanding 3.85% 2023 Notes have been, and the 3.85% 2023 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “3.85% 2023 Notes Indenture”), dated as of December 9, 2015, among the Issuer, the Guarantors and the Trustee.

The Outstanding 3.00% 2023 Notes have been, and the 3.00% 2023 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “3.00% 2023 Notes Indenture”), dated as of December 9, 2015, among the Issuer, the Guarantors and the Trustee.

The Outstanding 2043 Notes have been, and the 2043 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “2043 Notes Indenture”), dated as of December 9, 2015, among the Issuer, the Guarantors and the Trustee.

The Outstanding 2045 Notes have been, and the 2045 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “2045 Notes Indenture”), dated as of December 9, 2015, among the Issuer, the Guarantors and the Trustee.

Each series of Exchange Notes will be guaranteed by each of the Guarantors pursuant to the terms of the applicable Indenture. This opinion letter is rendered pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K. The Indentures and the Exchange Notes are collectively referred to herein as the “Opinion Documents.” The Issuer and the Guarantors are collectively referred to herein as the “Opinion Parties.”

We have examined such certificates of public officials and certificates of officers of the Opinion Parties, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records and papers of the Opinion Parties, and such other documents, records and papers as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In connection with this examination, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Opinion Parties with respect to the accuracy of material factual matters contained therein which were not independently established.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws. For purposes of our opinion with respect the Non-Delaware Guarantors we have assumed, without conducting any independent research or investigation with respect thereto, that the Non-Delaware Guarantors are validly existing and have the corporate power and authority to execute and deliver the Opinion Documents and to perform their obligations thereunder. With respect to such matters, we understand that there has been filed with the Commission as an exhibit to the Registration Statement an opinion of Husch Blackwell LLP, Kansas City, Missouri.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the 2016 Notes Indenture, and delivered in exchange for the Outstanding 2016 Notes in accordance with the terms of the 2016 Notes Exchange Offer as set forth in the Registration Statement, (i) the 2016 Exchange Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and (ii) the related guarantees will constitute valid and binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with their terms, in each case, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity);

2.	when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the 2020 Notes Indenture, and delivered in exchange for the Outstanding 2020 Notes in accordance with the terms of the 2020 Notes Exchange Offer as set forth in the Registration Statement, (i) the 2020 Exchange Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and (ii) the related guarantees will constitute valid and binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with their terms, in each case, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity);

3.

when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the 3.85% 2023 Notes Indenture, and delivered in exchange for the Outstanding 3.85% 2023 Notes in accordance with the terms of the 3.85% 2023 Notes Exchange Offer as set forth in the Registration Statement, (i) the 3.85% 2023 Exchange Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and (ii) the related guarantees will constitute valid and binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with their terms, in each case, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity);

4.	when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the 3.00% 2023 Notes Indenture, and delivered in exchange for the Outstanding 3.00% 2023 Notes in accordance with the terms of the 3.00% 2023 Notes Exchange Offer as set forth in the Registration Statement, (i) the 3.00% 2023 Exchange Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and (ii) the related guarantees will constitute valid and binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with their terms, in each case, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity);

5.	when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the 2043 Notes Indenture, and delivered in exchange for the Outstanding 2043 Notes in accordance with the terms of the 2043 Notes Exchange Offer as set forth in the Registration Statement, (i) the 2043 Exchange Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and (ii) the related guarantees will constitute valid and binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with their terms, in each case, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity); and

6.	when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the 2045 Notes Indenture, and delivered in exchange for the Outstanding 2045 Notes in accordance with the terms of the 2045 Notes Exchange Offer as set forth in the Registration Statement, (i) the 2045 Exchange Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and (ii) the related guarantees will constitute valid and binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with their terms, in each case, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

With your consent, we have assumed (a) that the Opinion Documents (i) have been authorized, executed and delivered by the parties thereto and (ii) constitute legally valid and binding obligations of the parties thereto other than the Issuer and the Guarantors and (b) the Trustee is in compliance, generally and with respect to acting as trustee under each of the Indentures, with all applicable laws and regulations. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the nature or extent of the business of any parties to the Opinion Documents.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ White & Case LLP

Schedule I

The Kansas City Northern Railway Company	Delaware
Trans-Serve, Inc.	Delaware
KCS Holdings I, Inc.	Delaware
KCS Ventures I, Inc.	Delaware
Southern Industrial Services, Inc.	Delaware
Veals, Inc.	Delaware
Pabtex, Inc.	Delaware

Schedule II

The Kansas City Southern Railway Company	Missouri
Gateway Eastern Railway Company	Illinois
Southern Development Company	Missouri